Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, Vice President – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2021 RESULTS

◾	Reported sales of $413 million increased 8%; organic sales increased 4%

◾	GAAP operating margin of 14.4% and adjusted operating margin of 14.5%; both up 190 bps

◾	GAAP EPS of $1.23 and adjusted EPS of $1.24; both up 31%

◾	Amended and extended existing credit facility in the second quarter; enhanced financial flexibility

◾	Increasing 2021 full year outlook

*Performance relative to comparable first quarter in 2020

North Andover, Mass., May 4, 2021 -- Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter of 2021.

Chief Executive Officer Robert J. Pagano Jr. commented, “I want to thank all our employees and especially those involved in manufacturing, supply chain and logistics for their efforts in delivering a strong first quarter. The team overcame notable challenges in striving to meet our customer needs. Sales in all three regions exceeded our expectations. Drivers included an unexpected positive impact from this year’s freezing weather in the South-Central U.S. as well as higher sales in APMEA in the current quarter due to COVID-19’s impact last year.  The higher sales, coupled with continued cost actions, drove solid operating margin expansion. Given our first quarter performance and current expectations for the second quarter, we are revising upward our outlook for the full year 2021.”

A summary of first quarter results is as follows:

	First Quarter
	Earnings Summary
(In millions, except per share information)	2021	2020	% Change
Sales	$413.3	$382.6	8%

Net income	41.7	32.0	30%

Diluted net income per share	$1.23	$0.94	31%

Special items (1)	0.01	0.01

Adjusted earnings per share (1)	$1.24	$0.95	31%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Financial Highlights

Sales of $413 million increased 8% on a reported basis and 4% organically. The sales increase was primarily related to the positive impact from the severe freezing weather in the South-Central United States, estimated to be 3% of incremental sales in the first quarter of 2021, and higher sales in Asia-Pacific, Middle East and Africa (“APMEA”) in the first quarter of 2021 compared to the first quarter of 2020, which was negatively impacted by COVID-19. Acquired sales totaled approximately $4 million in the quarter and foreign exchange contributed approximately $13 million year over year.  Both reported and adjusted operating margin increased 190 basis points.

Regional Performance:

Americas

o	Sales of $273 million increased 4% on a reported basis and were up 3% organically as growth in plumbing and electronics was partially offset by lower heating and hot water and water quality product sales. Acquisitions and foreign exchange contributed 1% to sales. The sales attributable to the freezing weather in the South-Central United States added approximately 4% to sales in the quarter.
o	Operating margin increased by 130 basis points on a reported basis and 110 basis points on an adjusted basis, as benefits from volume, pricing, productivity and cost actions were partially offset by inflation and incremental growth investments.

Europe

o	Sales of $123 million increased 12% on a reported basis, including a 10% positive foreign exchange impact, and a 2% organic increase. Strength in the plumbing and HVAC product platforms was partially offset by continued softness in drains.
o	Operating margin increased 350 basis points on both a reported and adjusted basis driven by volume, price productivity and cost actions that were partially offset by inflation.

APMEA

o	Sales of $18 million increased 76% on a reported basis, including net acquired sales of 23% and a positive foreign exchange impact of 10%. Organically sales increased 43% relative to the first quarter of 2020 as sales during the first quarter of 2020 declined by 23% due to COVID-19, providing an easier comparison. In addition, commercial valve sales into China continued to be strong during the first quarter of 2021.
o	Operating margin increased by approximately 1,400 basis points on a reported basis and 1,550 basis points on an adjusted basis. Reported and adjusted operating margin expanded from increased volume, both third party and intercompany, as well as from cost actions and productivity, which were partially offset by inflation and incremental investments.

Cash Flow and Capital Allocation

●	For the first quarter of 2021, operating cash flow was $34 million and net capital expenditures were $2 million, resulting in free cash flow of $32 million. In the comparable period last year, operating cash flow was negative $1 million and net capital expenditures were $7 million, resulting in free cash flow of negative $8 million. Free cash flow improved primarily due to better working capital management, incremental profit and reduced net capital spending.

●	Effective March 30, 2021, the Company successfully extended its credit facility for an additional four years through March 2026. The Company’s balance sheet remains strong, with a net debt to EBITDA ratio of (0.1x) as of March 28, 2021.

●	The Company repurchased approximately 31,000 shares of Class A common stock at a cost of $3.8 million during the first quarter.

Mr. Pagano concluded, “Given the strong performance in the first quarter and better second quarter expectations, we have updated our full year outlook, and now anticipate that consolidated organic revenues may increase by 2% to 7% and consolidated adjusted operating margin may expand by 30 to 70 basis points, compared to last year. While encouraging, market uncertainties, including supply chain disruptions concerns, inflation and vaccine implementation outside of the United States require continued monitoring and could impact our second half performance. We maintain ample liquidity and continue to invest for the future. We have navigated the pandemic well and are a stronger, more agile company.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2021 results on Wednesday, May 5, 2021, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until May 5, 2022.

The Company's 2021 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 12, 2021 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the impact of COVID-19 on our 2021 results; our expected revenue, organic revenue, operating margin and adjusted operating margin for full-year 2021; and our expected liquidity position for 2021. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the effectiveness, the timing and the expected savings associated with our cost cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter
	March 28,	March 29,
	2021	2020
Net sales	$413.3	$382.6
Cost of goods sold	239.6	219.8
GROSS PROFIT	173.7	162.8
Selling, general and administrative expenses	113.8	115.0
Restructuring	0.3	—
OPERATING INCOME	59.6	47.8
Other (income) expense:
Interest income	—	(0.1)
Interest expense	2.0	3.0
Other (income) expense, net	(0.3)	0.3
Total other expense	1.7	3.2
INCOME BEFORE INCOME TAXES	57.9	44.6
Provision for income taxes	16.2	12.6
NET INCOME	$41.7	$32.0

BASIC EPS
NET INCOME PER SHARE	$1.23	$0.94
Weighted average number of shares	33.8	34.0
DILUTED EPS
NET INCOME PER SHARE	$1.23	$0.94
Weighted average number of shares	33.9	34.1
Dividends declared per share	$0.23	$0.23

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 28,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$225.4	$218.9
Trade accounts receivable, less reserve allowances of $11.9 million at March 28, 2021 and $11.1 million at December 31, 2020	238.6	197.6
Inventories, net:
Raw materials	92.5	79.6
Work in process	17.1	16.1
Finished goods	169.4	167.9
Total Inventories	279.0	263.6
Prepaid expenses and other current assets	31.6	29.4
Total Current Assets	774.6	709.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	602.1	608.6
Accumulated depreciation	(396.3)	(396.3)
Property, plant and equipment, net	205.8	212.3
OTHER ASSETS:
Goodwill	597.3	602.4
Intangible assets, net	137.0	141.8
Deferred income taxes	4.4	4.4
Other, net	65.3	67.8
TOTAL ASSETS	$1,784.4	$1,738.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$141.5	$110.1
Accrued expenses and other liabilities	145.5	137.4
Accrued compensation and benefits	58.2	65.3
Total Current Liabilities	345.2	312.8
LONG-TERM DEBT	198.6	198.2
DEFERRED INCOME TAXES	54.3	51.1
OTHER NONCURRENT LIABILITIES	105.1	106.3
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,585,082 shares at March 28, 2021 and 27,478,512 shares at December 31, 2020	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,124,290 at March 28, 2021 and 6,144,290 at December 31, 2020	0.6	0.6
Additional paid-in capital	611.0	606.3
Retained earnings	581.0	560.1
Accumulated other comprehensive loss	(114.2)	(100.0)
Total Stockholders' Equity	1,081.2	1,069.8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,784.4	$1,738.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2021	2020
OPERATING ACTIVITIES
Net income	$41.7	$32.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	8.0	7.6
Amortization of intangibles	3.8	3.8
Loss on disposal and impairment of property, plant and equipment, and other	0.6	—
Stock-based compensation	2.9	3.6
Deferred income tax	4.3	3.9
Changes in operating assets and liabilities:
Accounts receivable	(44.0)	(20.6)
Inventories	(18.8)	(12.7)
Prepaid expenses and other assets	(4.6)	(4.6)
Accounts payable, accrued expenses and other liabilities	40.0	(13.9)
Net cash provided by (used in) operating activities	33.9	(0.9)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(4.9)	(8.9)
Proceeds from the sale of property, plant and equipment	2.9	1.4
Net cash used in investing activities	(2.0)	(7.5)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	20.0	70.0
Payments of long-term debt	(20.0)	—
Payments for tax withholdings on vested stock awards	(9.2)	(7.7)
Payments for finance leases	(0.4)	(0.5)
Payments to repurchase common stock	(3.8)	(14.7)
Dividends	(7.8)	(8.0)
Net cash (used in) provided by financing activities	(21.2)	39.1
Effect of exchange rate changes on cash and cash equivalents	(4.2)	(5.0)
INCREASE IN CASH AND CASH EQUIVALENTS	6.5	25.7
Cash and cash equivalents at beginning of year	218.9	219.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$225.4	$245.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	First Quarter
	March 28, 2021	March 29, 2020
Americas	$272.8	$262.4
Europe	122.9	110.2
APMEA	17.6	10.0
Total	$413.3	$382.6

	Operating Income
	First Quarter
	March 28, 2021	March 29, 2020
Americas	$48.5	$43.4
Europe	19.5	13.7
APMEA	2.3	(0.1)
Corporate	(10.7)	(9.2)
Total	$59.6	$47.8

	Intersegment Sales
	First Quarter
	March 28, 2021	March 29, 2020
Americas	$2.5	$2.4
Europe	7.6	4.1
APMEA	26.3	13.6
Total	$36.4	$20.1

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio, EBITDA, and net debt to EBITDA ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs, and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, the net debt to capitalization ratio, and net debt to EBITDA ratio which are adjusted to exclude certain cash inflows and outlays, or expenses (to arrive at EBITDA), and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter
	March 28,	March 29,
	2021	2020

Net sales	$413.3	$382.6

Operating income - as reported	$59.6	$47.8
Operating margin %	14.4%	12.5%

Adjustments for special items:
Restructuring	0.3	—
Footprint optimization	—	0.4
Total adjustments for special items	$0.3	$0.4

Operating income - as adjusted	$59.9	$48.2
Adjusted operating margin %	14.5%	12.6%

Net income - as reported	$41.7	$32.0

Adjustments for special items - tax effected:
Restructuring	0.2	—
Footprint optimization	—	0.3
Total adjustments for special items - tax effected	$0.2	$0.3

Net income - as adjusted	$41.9	$32.3

Diluted earnings per share - as reported	$1.23	$0.94
Adjustments for special items	0.01	0.01
Diluted earnings per share - as adjusted	$1.24	$0.95

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter					First Quarter
	March 28, 2021					March 29, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$272.8	122.9	17.6	—	413.3	$262.4	110.2	10.0	—	382.6

Operating income (loss) - as reported	$48.5	19.5	2.3	(10.7)	59.6	$43.4	13.7	(0.1)	(9.2)	47.8
Operating margin %	17.8%	15.9%	13.0%		14.4%	16.5%	12.4%	(1.0)%		12.5%

Adjustments for special items	$—	—	0.3	—	0.3	$0.4	—	—	—	0.4

Operating income (loss) - as adjusted	$48.5	19.5	2.6	(10.7)	59.9	$43.8	13.7	(0.1)	(9.2)	48.2
Adjusted operating margin %	17.8%	15.9%	14.5%		14.5%	16.7%	12.4%	(1.0)%		12.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter
	Americas	Europe	APMEA	Total

Reported net sales March 28, 2021	$272.8	$122.9	$17.6	$413.3
Reported net sales March 29, 2020	262.4	110.2	10.0	382.6
Dollar change	$10.4	$12.7	$7.6	$30.7
Net sales % increase	4.0%	11.5%	76.0%	8.0%
Increase due to foreign exchange	(0.4)%	(9.8)%	(10.0)%	(3.4)%
Increase due to acquisition/divestiture, net	(0.5)%	—%	(22.8)%	(0.9)%
Organic sales increase	3.1%	1.7%	43.2%	3.7%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2021	2020

Net cash provided by (used in) operations - as reported	$33.9	$(0.9)
Less: additions to property, plant, and equipment	(4.9)	(8.9)
Plus: proceeds from the sale of property, plant, and equipment	2.9	1.4
Free cash flow	$31.9	$(8.4)

Net income - as reported	$41.7	$32.0

Cash conversion rate of free cash flow to net income	76.5%	(26.3)%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 28,	December 31,
	2021	2020

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	198.6	198.2
Less: Cash and cash equivalents	(225.4)	(218.9)
Net debt	$(26.8)	$(20.7)

Net debt	$(26.8)	$(20.7)
Plus: Total stockholders' equity	1,081.2	1,069.8
Capitalization	$1,054.4	$1,049.1

Net debt to capitalization ratio	(2.5)%	(2.0)%

TABLE 6

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME TO EBITDA AND NET DEBT TO EBITDA RATIO

(Amounts in millions)

(Unaudited)

Trailing Twelve Months
through March 28, 2021

Net income - as reported	$123.9
Plus: Interest expense, net	12.1
Plus: Income taxes	56.4
Plus: Depreciation	31.7
Plus: Amortization	15.2
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$239.3

March 28,
2021
Gross debt	$198.6
Less: Cash and cash equivalents	(225.4)
Net debt	$(26.8)

Net debt to EBITDA ratio (net debt divided by trailing twelve months EBITDA)	(0.1x)

TABLE 7

2021 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2021 Outlook
Approximately
Net Sales
Reported net sales growth	2.7% to 7.7%
Forecasted impact of acquisition	-0.70%
Organic sales growth	2.0% to 7.0%

Operating Margin
Operating margin growth	10 to 50 bps
Forecasted restructuring / other costs	~20 bps
Adjusted operating margin growth	30 to 70 bps